Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70083, 33-21462, 33-38296, 33-62510, 333-91977 and 333-39716)
and  Form S-3  (Nos.  333-02517,  333-32115,  333-38861,  333-52963,  333-87197,
333-93759 and 333-94915) of Celgene Corporation and in the related Prospectuses of our report dated February 4, 2000, with respect to the financial statements of Signal Pharmaceuticals, Inc. (not presented), included in this Annual Report (Form 10-K) of Celgene Corporation for the year ended December 31, 2000.


                                                    /s/ ERNST & YOUNG LLP


San Diego, California
March 16, 2001